Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 33-49262, 33-44498, 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, and 333-166607 on Form S-8;

(2)	Registration Statements No. 333-64572 and 333-161913 on Form S-3;

(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924, 333-83767, 333-81953, 333-46189, 333-39857, 333-15487, and 333-01286 on Form S-3/A, and

(4)	Registration Statements No. 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283, and 333-22513 on Form S-4/A.

of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedules of The AES Corporation, and the effectiveness of internal control over financial reporting of The AES Corporation included in this Annual Report (Form 10-K) of The AES Corporation for the year ended December 31, 2011.

/s/ Ernst & Young LLP

McLean, Virginia

February 24, 2012